Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Corp. Announces Third Quarter 2006 Financial Results

SAN FRANCISCO, CA, November 8, 2006—KKR Financial Corp. (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the third quarter of 2006.

Highlights of KKR Financial Corp.’s performance include:

•                                          Distribution of $0.52 per common share declared for the quarter ended September 30, 2006.

•                                          Net income for the quarter ended September 30, 2006 of $32.6 million, or $0.41 per diluted common share.

•                                          Net income adjusted for share-based compensation, a non-GAAP financial measurement, for the quarter ended September 30, 2006 of $42.8 million, or $0.54 per diluted common share.

•                                          REIT taxable income, a non-GAAP financial measurement, for the quarter ended September 30, 2006 of $27.1 million, or $0.34 per diluted common share.  During the quarter ended September 30, 2006, REIT taxable income was reduced by $14.2 million, or $0.18 per diluted common share as a result of the vesting of 625,000 shares of restricted common stock granted to the Manager and 28,321 shares of restricted common stock granted to members of the Company’s Board of Directors in July 2005.

•                                          Investment portfolio totaled $17.6 billion as of September 30, 2006, a 10.7% increase from $15.9 billion as of June 30, 2006.

•                                          Issued $150.0 million of 30-year trust preferred securities at par with $100.0 million with a floating rate coupon of three-month LIBOR plus 2.35%, and $50.0 million with an initial fixed interest rate coupon based on ten-year LIBOR plus 2.25%.  To date, the Company has issued $250.0 million of trust preferred securities.

•                                          Closed KKR Financial CLO 2006-1, Ltd., the Company’s third $1.0 billion collateral loan obligation transaction on September 19, 2006.  Issued $727.5 million of senior secured notes maturing in 2018 to investors at par with a weighted averge coupon of three-month LIBOR plus 0.36%.

•                                          Closed a three-year secured revolving credit facility totaling $800 million with the option to increase the facilty to $900 million so long as no default or event of default has occurred.

*        *        *

KFN reported net income for the three and nine months ended September 30, 2006 of $32.6 million and $97.9 million, respectively, or $0.41 and $1.25 per diluted common share, respectively.  Current period results compare with net income of $18.5 million and $33.1 million, respectively, or $0.24 and $0.62 per diluted common share, respectively, for the three and nine months ended September 30, 2005. Net income increased 76.2% and 195.8%, respectively, for the three and nine month periods ended September 30, 2006 compared to the same periods in the prior year. The change from 2005 to 2006 is primarily attributable to the increase in our investment portfolio subsequent to September 30, 2005.

Net income includes share-based compensation expense for the three and nine months ended September 30, 2006 totaling $10.2 million and $22.1 million, respectively, or $0.13 and $0.28 per diluted common share, respectively. Net income adjusted for share-based compensation, a non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense, for the three and nine months ended September 30, 2006 totaled $42.8 million and $120.0 million, respectively, or $0.54 and $1.53 per diluted common share, respectively. Net income adjusted for share-based compensation is an important non-GAAP measure because it is an indicative measurement of cash flow generated from operations that is available to make distributions to common stockholders.

REIT taxable income, a non-GAAP financial measurement, for the third quarter ended September 30, 2006 totaled $27.1 million, or $0.34 per diluted common share. During the quarter ended September 30, 2006, REIT taxable income was reduced by $14.2 million, or $0.18 per diluted common share as a result of the vesting of 625,000 shares of restricted common stock granted to the Manager and 28,321 shares of restricted common stock granted to members of the Company’s Board of Directors in July 2005. REIT taxable income, without the adjustment for the impact of the vesting of the restricted common stock, totaled $0.52 per diluted common share. The non-GAAP financial measurement of REIT taxable income is important because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. REIT taxable income is critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code. Attached to this release is a schedule reconciling this measure to net income.

The Company filed its Form 10-Q for the quarterly period ended September 30, 2006 with the Securities and Exchange Commission today, November 8, 2006. KFN encourages investors to carefully read the Company’s Form 10-Q which contains condensed consolidated financial statements and footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Investment Portfolio

During the period ended September 30, 2006, the Company’s investment portfolio, including investments held for sale, increased by 17.3% from $15.0 billion as of December 31, 2005 to $17.6 billion as of September 30, 2006. As of September 30, 2006, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $15.8 million and, as of the same date, the Company had unrealized gains totaling $53.9 million related to its cash flow hedges, as defined under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In comparison, as of December 31, 2005, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $54.1 million and, as of the same date, the Company had unrealized gains totaling $45.6 million related to its cash flow hedges. As of September 30, 2006, the aggregate net unamortized purchase discount (i.e., the amount by which aggregate purchase discounts exceed aggregate purchase premiums on the Company’s investment portfolio) related to the investment portfolio was $12.1 million and the weighted average amortized cost, as a percentage of aggregate par value, of the investment portfolio was 99.92%.

Since the Company’s formation, management has positioned the Company so as not to be materially impacted by either an overall higher interest rate environment or a flatter, or inverted, interest rate curve environment by investing in floating rate and hybrid rate investments, which as of September 30, 2006 totaled 63.0% and 32.3% of the investment portfolio, respectively. Fixed rate loans and securities total 3.4% of the Company’s investment portfolio as of September 30, 2006. Additionally, the Company’s adjustable rate residential loans and residential adjustable rate mortgage (“ARM”) securities reset monthly and substantially all of its floating rate corporate and commercial real estate loans and securities reset at least quarterly. The Company has also fixed borrowings used to fund hybrid ARM security investments using interest rate swaps and interest rate corridors, which are accounted for as cash flow hedges under GAAP.

The Company invested $3.0 billion and $6.5 billion during the three and nine months ended September 30, 2006, respectively, compared to $6.5 billion and $11.9 billion during the three and nine months ended September 30, 2005, respectively.  The table below summarizes investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases
(Amounts in thousands)

	Three months ended September 30, 2006		Three months ended September 30, 2005		Nine months ended September 30, 2006		Nine months ended September 30, 2005
	Par Amount	%	Par Amount	%	Par Amount	%	Par Amount	%
Securities:
Residential ARM Securities	$1,953,539	64.7%	$886,566	13.5%	$3,817,806	58.5%	$1,625,771	13.7%
Residential Hybrid ARM Securities	—	—	—	—	—	—	2,935,532	24.7
Corporate Debt Securities	167,500	5.6	180,315	2.8	507,516	7.7	398,820	3.3
Commercial Real Estate Debt Securities	—	—	52,315	0.8	—	—	62,315	0.5
Total Securities Principal Balance	2,121,039	70.3	1,119,196	17.1	4,325,322	66.2	5,022,438	42.2
Loans:
Residential ARM Loans	—	—	956,970	14.6	125,552	1.9	1,393,471	11.7
Residential Hybrid ARM Loans	—	—	3,717,560	56.9	—	—	3,717,560	31.2
Corporate Loans	877,356	29.1	509,673	7.8	2,063,858	31.6	1,426,374	12.0
Commercial Real Estate Loans	17,000	0.6	235,450	3.6	17,000	0.3	342,200	2.9
Total Loans Principal Balance	894,356	29.7	5,419,653	82.9	2,206,410	33.8	6,879,605	57.8
Grand Total Principal Balance	$3,015,395	100.0%	$6,538,849	100.0%	$6,531,732	100.0%	$11,902,043	100.0%

The table above excludes purchases of $8.5 million (purchase cost) of marketable equity securities and $26.0 million (purchase cost) of non-marketable equity securities during the three months ended September 30, 2006, and $35.7 million (purchase cost) of marketable equity securities and $117.6 million (purchase cost) of non-marketable equity securities during the nine months ended September 30, 2006.  The table also excludes purchases of $24.7 million (purchase cost) of marketable equity securities during the nine months ended September 30, 2005, respectively. There were no purchase of either marketable or non-marketable equity securities during the three months ended September 30, 2005.

Distribution

On November 2, 2006, the Company’s Board of Directors declared a distribution of $0.52 per common share for the quarter ended September 30, 2006, to stockholders of record on November 16, 2006, and payable on November 30, 2006. Because the distribution was declared subsequent to September 30, 2006, the aggregate distribution payable of $41.8 million is not reflected in the Company’s consolidated balance sheet as of September 30, 2006.

Book Value Per Common Share

The Company’s book value per common share was $21.16 and $20.59 as of September 30, 2006 and December 31, 2005, respectively, exclusive of the distributions declared subsequent to the end of the third quarter of 2006 of $0.52 and the fourth quarter of 2005 of $0.40. The Company’s book value per common share as of September 30, 2006 and December 31, 2005, computed on a pro forma basis inclusive of distributions declared subsequent to the respective quarter ended, was $20.64 and $20.19, respectively.

Trust Preferred Securities

During August 2006, the Company formed KKR Financial Capital Trust III (“Trust III”) for the sole purpose of issuing trust preferred securities. On August 10, 2006, Trust III issued preferred securities to unaffiliated investors for gross proceeds of $85.0 million and common securities to the Company of $2.6 million. Interest is payable quarterly at a floating rate equal to three-month LIBOR plus 2.35%. The trust preferred securities can be called at par on or after five years.

During September 2006, the Company formed both KKR Financial Capital Trust IV (“Trust IV”) and KKR Financial Capital Trust V (“Trust V”) for the sole purpose of issuing trust preferred securities. On September 15, 2006, Trust IV issued preferred securities to unaffiliated investors for gross proceeds of $15.0 million and common securities to the Company of $0.5 million. Interest is payable quarterly at a floating rate equal to three-month LIBOR plus 2.35%. The trust preferred securities can be called at par on or after five years.  On September 29, 2006, Trust V issued preferred securities to unaffiliated investors for gross proceeds of $50.0 million and common securities to the Company of $1.6 million. Interest is payable quarterly at a fixed rate of 7.395% (ten-year LIBOR plus 2.25%) through October 2016 and thereafter at a floating rate equal to three-month LIBOR plus 2.25%.

KKR Financial CLO 2006-1, Ltd.

The Company closed KKR Financial CLO 2006-1, Ltd., the Company’s third $1.0 billion collateralized loan obligation transaction, on September 19, 2006.  The Company issued a total of $727.5 million of senior secured notes at par to investors.

The senior notes issued to investors by CLO 2006-1 consist of the following five classes of notes: (i) $334.0 million of class A-1 senior notes rated Aaa/AAA bearing interest at three-month LIBOR plus 0.28%; (ii) $207.0 million of class A-2a senior notes rated Aaa/AAA bearing interest at three-month LIBOR plus 0.24%; (iii) $69.0 million of class A-2b senior notes rated Aa1/AAA bearing interest at three-month LIBOR plus 0.40%; (iv) $43.0 million of class B senior notes rated Aa2/AA bearing interest at three-month LIBOR plus 0.50%; and (v) $74.5 million of class C mezzanine notes rated A2/A bearing interest at three-month LIBOR plus 0.95%.

The Company retained the following securities in the transaction: $12.5 million of class C mezzanine notes rated A2/A; $67.0 million of class D mezzanine notes rated Baa3/BBB; $48.0 million of class E mezzanine notes rated Ba3/BB; $18.0 million of class F mezzanine notes rated B3/B; $96.0 million of unrated junior notes; and $48.0 million of unrated subordinated notes.  The maturity date of the transaction is August 25, 2018.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its third quarter 2006 results on Thursday, November 9, 2006, at 11 a.m. EST. The conference call can be accessed by dialing 877-704-5385 (Domestic) or 913-312-1303 (International); a pass code is not required. A replay will be available through November 23, 2006 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 5394959. A live web cast of the call will be accessible on the Company’s website, at www.kkrfinancial.com, via a link from the Investor Relations section. A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Corp.

KKR Financial Corp. is a specialty finance company that invests in multiple asset classes and uses leverage to generate competitive leveraged risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) marketable and non-marketable equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is structured as a real estate investment trust and KKR Financial Advisors LLC manages the Company pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company’s filings with the SEC.

*        *        *

Schedule I
KKR Financial Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(amounts in thousands, except per share information)	For the three months ended September 30, 2006	For the three months ended September 30, 2005	For the nine months ended September 30, 2006	For the nine months ended September 30, 2005
Net investment income:
Securities interest income	$108,771	$50,917	$282,745	$120,835
Loan interest income	141,585	63,869	396,789	95,859
Dividend income	945	985	2,740	2,452
Other interest income	2,736	816	6,388	2,013
Total investment income	254,037	116,587	688,662	221,159
Interest expense	(199,365)	(77,532)	(531,022)	(146,262)
Equity in income of unconsolidated affiliate	914	—	914	—
Provision for loan losses	—	(1,300)	—	(1,300)
Net investment income	55,586	37,755	158,554	73,597
Other income:
Net realized and unrealized gain (loss) on derivatives and foreign exchange	509	13	3,818	(36)
Net realized gain on investments	2,781	1,730	4,920	2,881
Fee and other income	2,268	136	2,941	1,731
Total other income	5,558	1,879	11,679	4,576
Non-investment expenses:
Related party management compensation	19,759	14,331	47,977	33,070
Professional services	1,096	1,432	2,591	2,617
Loan servicing expense	3,626	1,369	11,342	1,999
Insurance expense	211	275	709	708
Directors expenses	333	368	1,081	719
General and administrative expenses	3,050	2,630	7,713	4,107
Total non-investment expenses	28,075	20,405	71,413	43,220
Income before income tax expense	33,069	19,229	98,820	34,953
Income tax expense	453	775	885	1,881
Net income	$32,616	$18,454	$97,935	$33,072
Net income per common share:
Basic	$0.42	$0.24	$1.26	$0.63
Diluted	$0.41	$0.24	$1.25	$0.62
Weighted-average number of common shares outstanding:
Basic	78,463	77,486	77,957	52,681
Diluted	79,578	78,492	78,559	53,519
Distributions declared per common share	$0.49	$—	$1.34	$0.65

Schedule II
KKR Financial Corp.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands, except share information)	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$2,302	$16,110
Restricted cash and cash equivalents	215,860	80,223
Securities available-for-sale, $8,226,780 and $5,910,399 pledged as collateral as of September 30, 2006 and December 31, 2005, respectively	8,727,159	6,149,506
Loans, net of allowance for loan losses of $1,500 as of September 30, 2006 and December 31, 2005	8,117,619	8,846,341
Loans held for sale	606,134	—
Derivative assets	67,207	58,898
Interest receivable	83,445	59,993
Principal receivable	24,162	7,108
Non-marketable equity securities	165,429	52,500
Investment in unconsolidated affiliate	40,204	—
Income tax receivable	861	—
Other assets	55,045	19,861
Total assets	$18,105,427	$15,290,540
Liabilities
Repurchase agreements	$4,985,923	$9,761,258
Collateralized loan obligation senior secured notes	2,252,500	1,500,000
Asset-backed secured liquidity notes	8,190,682	2,008,069
Secured revolving credit facility	292,213	54,000
Secured demand loan	41,658	40,511
Junior subordinated notes	257,743	—
Payable for securities purchases	275,622	196,315
Accounts payable, accrued expenses and other liabilities	69,067	45,925
Accrued interest payable	27,410	21,415
Related party payable	6,226	3,673
Income tax liability	1,029	2,763
Derivative liabilities	2,948	1,465
Total liabilities	16,403,021	13,635,394
Stockholders’ Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at September 30, 2006 and December 31, 2005	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,464,713 and 80,374,061 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	805	804
Additional paid-in-capital	1,663,222	1,639,996
Accumulated other comprehensive income	52,159	18,344
Accumulated deficit	(13,780)	(3,998)
Total stockholders’ equity	1,702,406	1,655,146
Total liabilities and stockholders’ equity	$18,105,427	$15,290,540

Schedule III
KKR Financial Corp.
SUMMARY FINANCIAL DATA (UNAUDITED)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(amounts in thousands, except share information)	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Net Income:	$32,616	$18,454	$97,935	$33,072
Earnings per diluted common share	$0.41	$0.24	$1.25	$0.62

Net Income + Share-Based Compensation (1):	$42,767	$25,882	$120,012	$52,581
Net income, adjusted for share-based compensation, per diluted common share	$0.54	$0.33	$1.53	$0.98

REIT Taxable Income (2):	$27,075	$26,766	$116,455	$58.826
REIT taxable income per diluted common share	$0.34	$0.34	$1.48	$1.10

Profitability Ratio Information (3):
Return on equity	7.5%	4.5%	7.7%	4.2%
Return on assets	0.8%	0.7%	0.8%	0.6%
Efficiency ratio	10.8%	17.2%	10.2%	19.1%

Share Information:
Common shares outstanding	80,465	80,374	80,465	80,374
Basic EPS common shares outstanding	78,463	77,486	77,957	52,681
Diluted EPS common shares outstanding	79,578	78,492	78,559	53,519

Investment Portfolio Information	September 30, 2006	December 31, 2005
Residential mortgage securities	$7,832,205	$5,537,838
Residential loans	5,388,574	6,428,822
Total residential	13,220,779	11,966,660
Corporate securities	828,261	481,754
Corporate loans	3,031,024	1,897,277
Total corporate	3,859,285	2,379,031
Commercial real estate securities	—	82,912
Commercial real estate loans	305,655	521,742
Total commercial real estate	305,655	604,654
Marketable equity securities	66,693	47,002
Non-marketable equity securities	165,429	52,500
Total investment portfolio	17,617,841	15,049,847

Balance Sheet Information	September 30, 2006		December 31, 2005
Investment portfolio	$17,617,841		$15,049,847
Total assets	18,105,427		15,290,540
Total borrowings	16,020,719		13,363,838
Total liabilities	16,403,021		13,635,394
Stockholders’ equity	1,702,406		1,655,146
Book value per common share	21.16		20.59
Leverage	9.4	x	8.1	x

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
Statement of Operations Information	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Investment income	$254,037	$116,587	$688,662	$221,159
Other income	5,558	1,879	11,679	4,576
Equity in income of unconsolidated affiliate	914	—	914	—
Total income	254,951	118,466	701,255	225,735
Interest expense	(199,365)	(77,532)	(531,022)	(146,262)
Provision for loan losses	—	(1,300)	—	(1,300)
Share-based compensation expense	(10,151)	(7,428)	(22,077)	(19,509)
Management compensation	(9,716)	(7,102)	(26,357)	(13,822)
Loan servicing expense	(3,626)	(1,369)	(11,342)	(1,999)
Other expenses	(4,582)	(4,506)	(11,637)	(7,890)
Total non-investment expenses	(28,075)	(20,405)	(71,413)	(43,220)
Income before income tax expense	33,069	19,229	98,820	34,953
Income tax expense	(453)	(775)	(885)	(1,881)
Net income	32,616	18,454	97,935	33,072

(1)             Non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense.

(2)             Non-GAAP financial measurement.

(3)             All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total income.

Schedule IV
KKR Financial Corp.
INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF SEPTEMBER 30, 2006 (UNAUDITED)

(amounts in thousands)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value
Floating Rate:
Residential ARM Loans	$1,591,073	$1,591,073	$1,585,833	9.0%
Residential ARM Securities	5,912,596	5,897,061	5,912,596	33.6
Corporate Loans	2,969,867	2,969,867	2,982,141	17.0
Corporate Debt Securities	367,397	359,074	367,397	2.1
Commercial Real Estate Loans	226,768	226,768	226,768	1.3
Total Floating Rate	11,067,701	11,043,843	11,074,735	63.0
Hybrid Rate:
Residential Hybrid ARM Loans	3,797,501	3,797,501	3,774,839	21.4
Residential Hybrid ARM Securities	1,919,609	1,954,577	1,919,609	10.9
Total Hybrid Rate	5,717,110	5,752,078	5,694,448	32.3
Fixed Rate:
Corporate Loans	61,157	61,157	61,221	0.3
Corporate Debt Securities	460,864	449,175	460,864	2.6
Commercial Real Estate Loans	78,887	78,887	80,396	0.5
Total Fixed Rate	600,908	589,219	602,481	3.4
Marketable and Non-Marketable Equity Securities:
Common and Preferred Stock	66,693	69,002	66,693	0.4
Non-Marketable Equity Securities	165,429	165,429	165,429	0.9
Total Marketable and Non-Marketable Equity Securities	232,122	234,431	232,122	1.3
Total	$17,617,841	$17,619,571	$17,603,786	100.0%

(1)             As of September 30, 2006, the aggregate amortized cost value of the Company’s investment portfolio exceeded the aggregate fair value of its portfolio by $15.8 million and, as of the same date, the Company had unrealized gains totaling $53.9 million related to its cash flow hedges, as defined under SFAS No. 133. As of September 30, 2006, the aggregate net unamortized purchase discount (i.e., the amount by which aggregate purchase discounts exceed the aggregate purchase premiums on the Company’s investment portfolio) related to the Company’s investment portfolio was $12.1 million.

(2)             The schedule summarizes the carrying value, amortized cost, and fair value of the Company’s investment portfolio as of September 30, 2006, classified by interest rate type. Carrying value is the value that investments are recorded on the Company’s consolidated balance sheet and is fair value for securities and amortized cost for loans. Estimated fair values set forth in the schedule are as of September 30, 2006 and are based on dealer quotes and/or nationally recognized pricing services and using management estimates for investment positions for which dealer quotes and/or nationally recognized pricing data is not available.

Schedule V
KKR Financial Corp.
RECONCILIATION OF REPORTED GAAP NET INCOME TO TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME (UNAUDITED)

	Estimated for the three months ended September 30, 2006		Three months ended September 30, 2005		Estimated for the nine months ended September 30, 2006		Nine months ended September 30, 2005
(amounts in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Reported net income	$32,616	$0.41	$18,454	$0.24	$97,935	$1.25	$33,072	$0.62
Interest income and expense	(2,830)	(0.04)	48	0.00	2,462	0.03	145	0.00
Share-based compensation	10,150	0.13	7,428	0.09	22,077	0.28	19,509	0.36
Vesting of restricted common stock	(14,211)	(0.18)	—	—	(14,211)	(0.18)	—	—
Foreign currency translation (gains) and losses	(124)	0.00	(203)	0.00	(1,324)	(0.02)	2,332	0.05
Tax gains on sales of assets to affiliates	2,729	0.03	19	0.00	4,287	0.05	3,758	0.07
Realized and unrealized derivative gains and losses	(1,424)	(0.02)	(285)	(0.01)	(1,963)	(0.02)	(459)	(0.01)
Book/tax year end difference adjustment for CLOs/CDOs	—	—	—	—	8,168	0.10	—	—
Provision for loan losses	—	—	1,300	0.02	—	—	1,300	0.02
Lease abandonment expense	(19)	0.00	795	0.01	89	0.00	795	0.01
Other	183	0.01	144	0.00	506	0.01	274	0.04
Income tax expense	453	0.01	775	0.01	885	0.01	1,881	0.04
Total taxable income	27,523	0.35	28,475	0.36	118,911	1.51	62,607	1.17
Undistributed taxable (income) of domestic taxable REIT subsidiary	(448)	(0.01)	(1,709)	(0.02)	(2,456)	(0.03)	(3,781)	(0.07)
REIT taxable income	$27,075	$0.34	$26,766	$0.34	$116,455	$1.48	$58,826	$1.10
Number of common shares outstanding:
Weighted-average diluted common shares outstanding during the period	79,578		78,492		78,559		53,519

(1)             Total taxable income and REIT taxable income are non-GAAP financial measurements and do not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by the Company and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income excludes the undistributed taxable income of the Company’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to the Company. There is no requirement that the Company’s domestic taxable REIT subsidiary distribute its earnings to the Company. REIT taxable income, however, includes the taxable income of the Company’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. These non-GAAP financial measurements are important to the Company because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code of 1986, as amended. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by of other companies.